Exhibit 99.1
Trimble Announces Fourth Quarter and Full Year 2020 Results

•Record annualized recurring revenue of $1.3 billion, up 9 percent
•Record annual operating cash flow of $672.0 million

SUNNYVALE, Calif., Feb. 10, 2021 - Trimble Inc. (NASDAQ: TRMB) today announced fourth quarter and fiscal year 2020 financial results.
Fourth Quarter 2020 Financial Highlights
•GAAP revenue of $829.7 million, up 1 percent year over year, and non-GAAP revenue of $830.0 million, flat year over year. Fourth quarter 2020 was a 13-week quarter and fourth quarter 2019 was a 14-week quarter.
•Annualized recurring revenue (ARR) of $1.3 billion, up 9 percent year over year
•GAAP operating income was $121.9 million and non-GAAP operating income was $196.7 million
•GAAP net income was $180.3 million and non-GAAP net income was $155.6 million
•Diluted earnings per share was $0.71 on a GAAP basis, and $0.61 on a non-GAAP basis
•Adjusted EBITDA was $216.5 million, 26.1 percent of non-GAAP revenue
Executive Quote
"Our fourth quarter results exceeded expectations, enabling us to finish the year with solid financial performance," said Rob Painter, Trimble's president and chief executive officer. "We experienced growth in annualized recurring revenue, adjusted EBITDA and operating cash flow. While we enter 2021 expecting ongoing market ambiguities, we enter with confidence and resolve to execute our Connect and Scale 2025 strategy."
Fiscal 2020 Financial Highlights
•GAAP revenue of $3,147.7 million, and non-GAAP revenue of $3,152.0 million, both down 4 percent year over year. Fiscal 2020 was a 52-week year and 2019 was a 53-week year.
•GAAP operating income was $419.8 million and non-GAAP operating income was $719.6 million
•GAAP net income was $389.9 million and non-GAAP net income was $562.4 million
•Diluted earnings per share was $1.55 on a GAAP basis, and $2.23 on a non-GAAP basis
•Adjusted EBITDA was $798.7 million, 25.3 percent of non-GAAP revenue
•Operating cash flow was $672.0 million, up 15 percent year over year
•During fiscal 2020, Trimble repurchased approximately 1.9 million shares for $81.6 million. Approximately $90.7 million remains under the current share repurchase authorization as of the end of the fourth quarter.
Forward Looking Guidance
For the full year 2021, Trimble expects to report GAAP revenue between $3,299.7 million and $3,399.7 million and GAAP earnings per share of $1.31 to $1.54, and non-GAAP revenue between $3,300.0 million and $3,400.0 million and non-GAAP earnings per share of $2.25 and $2.45. GAAP guidance assumes a tax rate of 21 to 22 percent and non-GAAP guidance assumes a tax rate of 16 to 17 percent. Both GAAP and non-GAAP earnings per share assume approximately 254 million shares outstanding. A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures and other information relating to these non-GAAP measures are included in the supplemental reconciliation scheduled attached.
Investor Conference Call / Webcast Details
Trimble will hold a conference call on February 10, 2021 at 2:00 p.m. PT to review its fourth quarter and full year 2020 results. An accompanying slide presentation will be made available on the "Investors" section of the Trimble website, www.trimble.com, under the subheading "Events & Presentations." The call will be broadcast live on the web at http://investor.trimble.com. Investors without internet access may dial into the call at (800) 528-9198 (U.S.) or (702) 928-6633 (international). The passcode is 7490439. The replay will also be available on the web at the address above.
About Trimble
Trimble is transforming the way the world works by delivering products and services that connect the physical and digital worlds. Core technologies in positioning, modeling, connectivity and data analytics enable customers to improve productivity, quality, safety and sustainability. From purpose built products to enterprise lifecycle solutions, Trimble software, hardware and services are transforming a broad range of industries such as agriculture, construction, geospatial and transportation. For more information about Trimble (NASDAQ:TRMB), visit: www.trimble.com.

Safe Harbor
Certain statements made in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include expectations about our future financial and operational results. These forward-looking statements are subject to change, and actual results may materially differ due to certain risks and uncertainties. The Company's results may be adversely affected if the Company is unable to market, manufacture and ship new products, obtain new customers, or effectively integrate new acquisitions. The Company's results would also be negatively impacted by further deterioration in economic conditions as a result of the COVID-19 pandemic, adverse geopolitical developments, further weakening in the macro environment, foreign exchange fluctuations, critical part supply chain shortages, the pace we transition our business model towards a subscription model, and the imposition of barriers to international trade. Any failure to achieve predicted results could negatively impact the Company's revenue, cash flow from operations, and other financial results. The Company's financial results will also depend on a number of other factors and risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10- K. Undue reliance should not be placed on any forward-looking statement contained herein. These statements reflect the Company's position as of the date of this release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company's expectations or any change of events, conditions, or circumstances on which any such statement is based.
FTRMB

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	Fourth Quarter of		Fiscal Years
	2020	2019	2020	2019
Revenue:
Product	$490.4	$466.5	$1,828.0	$1,934.8
Service	165.1	184.4	644.8	686.2
Subscription	174.2	173.1	674.9	643.3
Total revenue	829.7	824.0	3,147.7	3,264.3
Cost of sales:
Product	224.3	220.9	855.0	939.4
Service	59.4	61.7	234.5	253.9
Subscription	55.2	58.6	211.0	196.0
Amortization of purchased intangible assets	22.3	22.8	92.3	94.1
Total cost of sales	361.2	364.0	1,392.8	1,483.4
Gross margin	468.5	460.0	1,754.9	1,780.9
Gross margin (%)	56.5%	55.8%	55.8%	54.6%
Operating expense:
Research and development	125.8	119.6	475.9	469.7
Sales and marketing	120.1	128.3	467.0	504.2
General and administrative	79.7	90.7	300.9	330.6
Restructuring charges	5.7	16.8	25.8	26.8
Amortization of purchased intangible assets	15.3	16.4	65.5	73.7
Total operating expense	346.6	371.8	1,335.1	1,405.0
Operating income	121.9	88.2	419.8	375.9
Non-operating income (expense), net:
Interest expense, net	(17.9)	(20.2)	(77.6)	(82.4)
Income from equity method investments, net	9.5	5.3	39.4	35.8
Other income, net	14.8	2.0	13.4	15.5
Total non-operating income (expense), net	6.4	(12.9)	(24.8)	(31.1)
Income before taxes	128.3	75.3	395.0	344.8
Income tax (benefit) provision	(52.4)	(204.1)	4.4	(169.7)
Net income	180.7	279.4	390.6	514.5
Net gain attributable to noncontrolling interests	0.4	0.1	0.7	0.2
Net income attributable to Trimble Inc.	$180.3	$279.3	$389.9	$514.3
Earnings per share attributable to Trimble Inc.:
Basic	$0.72	$1.12	$1.56	$2.05
Diluted	$0.71	$1.11	$1.55	$2.03
Shares used in calculating earnings per share:
Basic	250.8	249.5	250.5	250.8
Diluted	253.5	251.6	252.3	252.9

CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

At the End of Fiscal Year	2020	2019
Assets
Current assets:
Cash and cash equivalents	$237.7	$189.2
Accounts receivable, net	620.5	608.2
Inventories	301.7	312.1
Other current assets	121.5	102.3
Total current assets	1,281.4	1,211.8
Property and equipment, net	251.8	241.4
Operating lease right-of-use assets	128.9	140.3
Goodwill	3,876.5	3,680.6
Other purchased intangible assets, net	580.1	678.7
Deferred income tax assets	510.2	475.5
Other non-current assets	248.0	212.4
Total assets	$6,876.9	$6,640.7
Liabilities and Stockholders' Equity
Current liabilities:
Short-term debt	$255.8	$219.0
Accounts payable	143.2	159.3
Accrued compensation and benefits	166.8	123.5
Deferred revenue	560.5	490.4
Other current liabilities	185.0	198.1
Total current liabilities	1,311.3	1,190.3
Long-term debt	1,291.4	1,624.2
Deferred revenue, non-current	53.3	51.5
Deferred income tax liabilities	300.3	318.2
Income taxes payable	62.2	69.1
Operating lease liabilities	109.2	114.1
Other non-current liabilities	150.6	152.9
Total liabilities	3,278.3	3,520.3
Stockholders' equity:
Common stock	0.3	0.2
Additional paid-in-capital	1,801.7	1,692.8
Retained earnings	1,893.4	1,602.8
Accumulated other comprehensive loss	(98.5)	(176.8)
Total Trimble Inc. stockholders' equity	3,596.9	3,119.0
Noncontrolling interests	1.7	1.4
Total stockholders' equity	3,598.6	3,120.4
Total liabilities and stockholders' equity	$6,876.9	$6,640.7

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Fiscal Years
	2020	2019
Cash flow from operating activities:
Net income	$390.6	$514.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	39.7	39.4
Amortization expense	157.8	167.8
Provision for credit losses	7.1	6.5
Deferred income taxes	(52.9)	(220.2)
Non-cash restructuring expense	11.4	2.1
Stock-based compensation	83.0	75.0
Income from equity method investments, net of dividends	(21.0)	(7.8)
Provision for excess and obsolete inventories	16.2	7.3
Other, net	16.5	(10.4)
(Increase) decrease in assets:
Accounts receivable, net	(14.0)	(96.0)
Inventories	(5.0)	(21.3)
Other current and non-current assets	2.5	11.0
Increase (decrease) in liabilities:
Accounts payable	(15.7)	14.5
Accrued compensation and benefits	34.9	(46.4)
Deferred revenue	65.7	148.2
Other current and non-current liabilities	(44.8)	0.8
Net cash provided by operating activities	672.0	585.0
Cash flow from investing activities:
Acquisitions of businesses, net of cash acquired	(201.9)	(220.8)
Purchases of property and equipment	(56.8)	(69.0)
Other, net	26.9	14.5
Net cash used in investing activities	(231.8)	(275.3)
Cash flow from financing activities:
Issuance of common stock, net of tax withholdings	10.0	29.1
Repurchases of common stock	(81.6)	(179.8)
Proceeds from debt and revolving credit lines	1,173.8	1,195.4
Payments on debt and revolving credit lines	(1,486.0)	(1,322.9)
Other, net	(16.5)	(14.4)
Net cash used in financing activities	(400.3)	(292.6)
Effect of exchange rate changes on cash and cash equivalents	8.6	(0.4)
Net increase in cash and cash equivalents	48.5	16.7
Cash and cash equivalents - beginning of period	189.2	172.5
Cash and cash equivalents - end of period	$237.7	$189.2

REPORTING SEGMENTS
GAAP TO NON-GAAP RECONCILIATION
(In millions)
(Unaudited)

		Reporting Segments
		Buildings and Infrastructure	Geospatial	Resources and Utilities	Transportation
FOURTH QUARTER OF FISCAL 2020 :
Revenue		$321.3	$193.5	$155.2	$159.7
Acquired deferred revenue adjustment	(A)	0.1	—	0.1	0.1
Non-GAAP revenue		$321.4	$193.5	$155.3	$159.8

Operating income before corporate allocations		$97.1	$65.1	$50.6	$10.2
Acquired deferred revenue adjustment	(A)	0.1	—	0.1	0.1
Amortization of acquired capitalized commissions	(B)	(1.2)	—	—	(0.1)
Non-GAAP operating income before allocations		$96.0	$65.1	$50.7	$10.2

Operating margin (% of segment external net revenue)		30.2%	33.6%	32.6%	6.4%
Non-GAAP Operating margin (% of segment Non-GAAP external net revenue)		29.9%	33.6%	32.6%	6.4%

FOURTH QUARTER OF FISCAL 2019 :
Revenue		$313.6	$168.7	$135.6	$206.1
Acquired deferred revenue adjustment	(A)	0.2	—	2.5	—
Non-GAAP revenue		$313.8	$168.7	$138.1	$206.1

Operating income before corporate allocations		$92.4	$41.1	$35.5	$30.6
Acquired deferred revenue adjustment	(A)	0.2	—	2.5	—
Amortization of acquired capitalized commissions	(B)	(1.5)	—	—	—
Non-GAAP operating income before allocations		$91.1	$41.1	$38.0	$30.6

Operating margin (% of segment external net revenue)		29.5%	24.4%	26.2%	14.8%
Non-GAAP Operating margin (% of segment Non-GAAP external net revenue)		29.0%	24.4%	27.5%	14.8%

		Reporting Segments
		Buildings and Infrastructure	Geospatial	Resources and Utilities	Transportation
FISCAL YEAR 2020 :
Revenue		$1,230.7	$650.5	$627.3	$639.2
Acquired deferred revenue adjustment	(A)	0.3	—	2.7	1.3
Non-GAAP revenue		$1,231.0	$650.5	$630.0	$640.5

Operating income before corporate allocations		$343.0	$184.4	$218.4	$49.0
Acquired deferred revenue adjustment	(A)	0.3	—	2.7	1.3
Amortization of acquired capitalized commissions	(B)	(5.2)	—	(0.1)	(0.2)
Non-GAAP operating income before allocations		$338.1	$184.4	$221.0	$50.1

Operating margin (% of segment external net revenue)		27.9%	28.3%	34.8%	7.7%
Non-GAAP Operating margin (% of segment Non-GAAP external net revenue)		27.5%	28.3%	35.1%	7.8%

FISCAL YEAR 2019 :
Revenue		$1,254.2	$649.4	$568.4	$792.3
Acquired deferred revenue adjustment	(A)	4.0	—	3.0	—
Non-GAAP revenue		$1,258.2	$649.4	$571.4	$792.3

Operating income before corporate allocations		$322.1	$132.2	$166.2	$125.9
Acquired deferred revenue adjustment	(A)	4.0	—	3.0	—
Amortization of acquired capitalized commissions	(B)	(6.2)	—	(0.1)	—
Non-GAAP operating income before allocations		$319.9	$132.2	$169.1	$125.9

Operating margin (% of segment external net revenue)		25.7%	20.4%	29.2%	15.9%
Non-GAAP Operating margin (% of segment Non-GAAP external net revenue)		25.4%	20.4%	29.6%	15.9%

GAAP TO NON-GAAP RECONCILIATION
(Dollars in millions, except per share data)
(Unaudited)

		Fourth Quarter of				Fiscal Years
		2020		2019		2020		2019
		Dollar Amount	% of Revenue	Dollar Amount	% of Revenue	Dollar Amount	% of Revenue	Dollar Amount	% of Revenue
REVENUE:
GAAP revenue:		$829.7		$824.0		$3,147.7		$3,264.3
Acquired deferred revenue adjustment	(A)	0.3		2.7		4.3		7.0
Non-GAAP revenue:		$830.0		$826.7		$3,152.0		$3,271.3

GROSS MARGIN:
GAAP gross margin:		$468.5	56.5%	$460.0	55.8%	$1,754.9	55.8%	$1,780.9	54.6%
Acquired deferred revenue adjustment	(A)	0.3		2.7		4.3		7.0
Amortization of purchased intangible assets	(C)	22.3		22.8		92.3		94.1
Acquisition / divestiture items	(D)	—		—		1.7		—
Stock-based compensation / deferred compensation	(E)	2.0		1.5		7.2		5.9
Restructuring charges	(F)	0.1		0.9		0.8		1.1
COVID-19 expenses	(G)	0.1		—		0.4		—
Non-GAAP gross margin:		$493.3	59.4%	$487.9	59.0%	$1,861.6	59.1%	$1,889.0	57.7%

OPERATING EXPENSES:
GAAP operating expenses:		$346.6	41.8%	$371.8	45.1%	$1,335.1	42.4%	$1,405.0	43.0%
Amortization of acquired capitalized commissions	(B)	1.3		1.5		5.5		6.3
Amortization of purchased intangible assets	(C)	(15.3)		(16.4)		(65.5)		(73.7)
Acquisition / divestiture items	(D)	(5.0)		(9.0)		(19.7)		(20.5)
Stock-based compensation / deferred compensation	(E)	(26.5)		(23.8)		(83.2)		(75.3)
Restructuring charges / executive transition costs	(F)	(6.2)		(16.8)		(27.4)		(26.8)
COVID-19 expenses	(G)	1.7		—		(2.8)		—
Non-GAAP operating expenses:		$296.6	35.7%	$307.3	37.2%	$1,142.0	36.2%	$1,215.0	37.1%

OPERATING INCOME:
GAAP operating income:		$121.9	14.7%	$88.2	10.7%	$419.8	13.3%	$375.9	11.5%
Acquired deferred revenue adjustment	(A)	0.3		2.7		4.3		7.0
Amortization of acquired capitalized commissions	(B)	(1.3)		(1.5)		(5.5)		(6.3)
Amortization of purchased intangible assets	(C)	37.6		39.2		157.8		167.8
Acquisition / divestiture items	(D)	5.0		9.0		21.4		20.5
Stock-based compensation / deferred compensation	(E)	28.5		25.3		90.4		81.2
Restructuring charges / executive transition costs	(F)	6.3		17.7		28.2		27.9
COVID-19 expenses	(G)	(1.6)		—		3.2		—
Non-GAAP operating income:		$196.7	23.7%	$180.6	21.8%	$719.6	22.8%	$674.0	20.6%

NON-OPERATING INCOME (EXPENSE), NET:
GAAP non-operating income (expense), net:		$6.4		$(12.9)		$(24.8)		$(31.1)

Acquisition / divestiture items	(D)	(14.7)		0.4		(12.2)		(12.1)
Deferred compensation	(E)	(2.7)		(2.5)		(7.5)		(6.3)
Non-GAAP non-operating expense, net:		$(11.0)		$(15.0)		$(44.5)		$(49.5)

			GAAP and Non-GAAP Tax Rate %		GAAP and Non-GAAP Tax Rate %		GAAP and Non-GAAP Tax Rate %		GAAP and Non-GAAP Tax Rate %
			(K)		(K)		(K)		(K)
INCOME TAX (BENEFIT) PROVISION:
GAAP income tax (benefit) provision:		$(52.4)	(40.8)%	$(204.1)	(271.0)%	$4.4	1.1%	$(169.7)	(49.2)%
Non-GAAP items tax effected	(H)	2.3		8.2		48.5		29.6
Difference in GAAP and Non-GAAP tax rate	(I)	15.8		21.1		(4.9)		55.6
IP restructuring and tax law change impacts	(J)	64.0		206.3		64.0		206.3
Non-GAAP income tax provision:		$29.7	16.0%	$31.5	19.0%	$112.0	16.6%	$121.8	19.5%

NET INCOME:
GAAP net income attributable to Trimble Inc.:		$180.3		$279.3		$389.9		$514.3
Acquired deferred revenue adjustment	(A)	0.3		2.7		4.3		7.0
Amortization of acquired capitalized commissions	(B)	(1.3)		(1.5)		(5.5)		(6.3)
Amortization of purchased intangible assets	(C)	37.6		39.2		157.8		167.8
Acquisition / divestiture items	(D)	(9.7)		9.4		9.2		8.4
Stock-based compensation / deferred compensation	(E)	25.8		22.8		82.9		74.9
Restructuring charges / executive transition costs	(F)	6.3		17.7		28.2		27.9
COVID-19 expenses	(G)	(1.6)		—		3.2		—
Non-GAAP tax adjustments	(H) - (J)	(82.1)		(235.6)		(107.6)		(291.5)
Non-GAAP net income attributable to Trimble Inc.:		$155.6		$134.0		$562.4		$502.5

DILUTED NET INCOME PER SHARE:
GAAP diluted net income per share attributable to Trimble Inc.:		$0.71		$1.11		$1.55		$2.03
Acquired deferred revenue adjustment	(A)	—		0.01		0.02		0.03
Amortization of acquired capitalized commissions	(B)	—		(0.01)		(0.02)		(0.02)
Amortization of purchased intangible assets	(C)	0.15		0.16		0.62		0.66
Acquisition / divestiture items	(D)	(0.04)		0.04		0.04		0.03
Stock-based compensation / deferred compensation	(E)	0.10		0.09		0.33		0.30
Restructuring charges / executive transition costs	(F)	0.02		0.07		0.11		0.11
COVID-19 expenses	(G)	(0.01)		—		0.01		—
Non-GAAP tax adjustments	(H) - (J)	(0.32)		(0.94)		(0.43)		(1.15)
Non-GAAP diluted net income per share attributable to Trimble Inc.:		$0.61		$0.53		$2.23		$1.99

ADJUSTED EBITDA:
GAAP net income attributable to Trimble Inc.:		$180.3		$279.3		$389.9		$514.3
Non-operating income (expense), net, income tax provision (benefit), and net gain attributable to noncontrolling interests		(58.4)		(191.1)		29.9		(138.4)

GAAP operating income:		121.9		88.2	419.8	375.9
Acquired deferred revenue adjustment	(A)	0.3		2.7	4.3	7.0
Amortization of acquired capitalized commissions	(B)	(1.3)		(1.5)	(5.5)	(6.3)
Amortization of purchased intangible assets	(C)	37.6		39.2	157.8	167.8
Acquisition / divestiture items	(D)	5.0		9.0	21.4	20.5
Stock-based compensation / deferred compensation	(E)	28.5		25.3	90.4	81.2
Restructuring charges / executive transition costs	(F)	6.3		17.7	28.2	27.9
COVID-19 expenses	(G)	(1.6)		—	3.2	—
Non-GAAP operating income:		196.7		180.6	719.6	674.0
Depreciation expense		10.3		9.7	39.7	39.4
Income from equity method investments, net		9.5		5.3	39.4	35.8
Adjusted EBITDA:		$216.5		$195.6	$798.7	$749.2

		Fiscal Year 2021
		Low End	High End
FORECASTED DILUTED NET INCOME PER SHARE:
Forecasted GAAP diluted net income per share attributable to Trimble Inc.:		$1.31	$1.54
Acquired deferred revenue adjustment	(A)	—	—
Amortization of acquired capitalized commissions	(B)	(0.02)	(0.02)
Amortization of purchased intangible assets	(C)	0.55	0.55
Acquisition / divestiture items	(D)	0.06	0.06
Stock-based compensation / deferred compensation	(E)	0.36	0.36
Restructuring charges / executive transition costs	(F)	0.05	0.05
Non-GAAP tax adjustments	(H) - (J)	(0.06)	(0.09)
Forecasted non-GAAP diluted net income per share attributable to Trimble Inc.:		$2.25	$2.45

FOOTNOTES TO GAAP TO NON-GAAP RECONCILIATION
(Unaudited)

To help investors understand Trimble's past financial performance and future results, as well as its performance relative to competitors, Trimble supplements the financial results that the Company provides in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. These non-GAAP measures can be used to evaluate Trimble's historical and prospective financial performance, as well as its performance relative to competitors. The Company's management regularly uses supplemental non-GAAP financial measures internally to understand, manage, and evaluate the business, and to make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Trimble believes that these non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results, provide a more complete understanding of factors and trends affecting the business. Further, Trimble believes some of the Company's investors track "core operating performance" as a means of evaluating performance in the ordinary, ongoing, and customary course of the Company's operations. Core operating performance excludes items that are non-cash, not expected to recur, or not reflective of ongoing financial results. Management also believes that looking at Trimble's core operating performance provides a supplemental way to provide consistency in period to period comparisons.
The method the Company uses to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies including industry peer companies, limiting the usefulness of these measures for comparative purposes.
Our non-GAAP results are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with Trimble's consolidated financial statements prepared in accordance with GAAP. The non-GAAP financial measures included in the previous table as well as detailed explanations to the adjustments to comparable GAAP measures are set forth below:
Non-GAAP revenue
We believe this measure helps investors understand the performance of our business, as non-GAAP revenue excludes the effects of certain acquired deferred revenue that was written down to fair value in purchase accounting. Management believes that excluding fair value purchase accounting adjustments more closely correlates with the ordinary and ongoing course of the acquired company’s operations and facilitates analysis of revenue growth and trends.
Non-GAAP gross margin
We believe our investors benefit by understanding our non-GAAP gross margin as a way of understanding how product mix, pricing decisions, and manufacturing costs influence our business. Non-GAAP gross margin excludes the effects of certain acquired deferred revenue, amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, deferred compensation, restructuring charges, and COVID-19 expenses. We believe that these adjustments offer investors additional information that may be useful to view trends in our gross margin performance.
Non-GAAP operating expenses
We believe this measure is important to investors evaluating our non-GAAP spending in relation to revenue. Non-GAAP operating expenses exclude the effects of certain acquired capitalized commissions that were eliminated in purchase accounting, amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, deferred compensation, restructuring charges, executive transition costs, and COVID-19 expenses. We believe that these adjustments offer investors supplemental information to facilitate comparison of our operating expenses to our prior results and trends.
Non-GAAP operating income
We believe our investors benefit by understanding our non-GAAP operating income trends, which are driven by revenue, gross margin, and spending. Non-GAAP operating income excludes the effects of purchase accounting adjustments to certain acquired deferred revenue and acquired capitalized commissions, amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, deferred compensation, restructuring charges, executive transition costs, and COVID-19 expenses. We believe that these adjustments offer a supplemental means for our investors to evaluate current operating performance compared to prior results and trends.

Non-GAAP non-operating expense, net
We believe this measure helps investors evaluate our non-operating income trends. Non-GAAP non-operating expense, net, excludes acquisition/divestiture items, and deferred compensation. We believe that these exclusions provide investors with a supplemental view of our ongoing financial results.
Non-GAAP income tax provision
We believe this measure helps investors because it provides for consistent treatment of excluded items in our non-GAAP presentation and a difference in the GAAP and non-GAAP tax rates. The non-GAAP tax rate excludes charges and benefits such as net deferred tax impacts results from the non-U.S. intercompany transfer of intellectual property, tax law changes, and significant one-time reserve releases upon statute of limitations expirations.
Non-GAAP net income
This measure provides a supplemental view of net income trends, which are driven by non-GAAP income before taxes and our non-GAAP tax rate. Non-GAAP net income excludes the effects of purchase accounting adjustments to certain acquired deferred revenue and acquired capitalized commissions, amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, restructuring charges, executive transition costs, COVID-19 expenses, and non-GAAP tax adjustments. We believe our investors benefit from understanding these adjustments and from an alternative view of our net income performance as compared to prior periods and trends.
Non-GAAP diluted net income per share
We believe our investors benefit by understanding our non-GAAP operating performance as reflected in a per share calculation as a way of measuring non-GAAP operating performance by ownership in the company. Non-GAAP diluted net income per share excludes the effects of purchase accounting adjustments to certain acquired deferred revenue and acquired capitalized commissions, amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, restructuring charges, executive transition costs, COVID-19 expenses, and non-GAAP tax adjustments. We believe that these adjustments offer investors a useful view of our diluted net income per share as compared to our prior periods and trends.
Adjusted EBITDA
Adjusted EBITDA is a performance measure that we believe offers a useful view of the overall operations of our business. We believe it is useful because it facilitates company-to-company operating performance comparisons by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, depreciation and amortization expenses. We define Adjusted EBITDA as non-GAAP operating income plus depreciation expense and income from equity method investments, net. Other companies define Adjusted EBITDA differently and so our measure may not be directly comparable to similarly titled measures. Our investors should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternative to net income or operating income as a measure of operating performance or to cash flow from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of cash flow available for our discretionary expenditures, as this measure does not consider certain cash requirements, such as restructuring charges, executive transition costs, acquisition and divestiture items, interest payments, tax payments and other debt service requirements.
These non-GAAP measures can be used to evaluate our historical and prospective financial performance, as well as our performance relative to competitors. We believe some of our investors track our "core operating performance" as a means of evaluating our performance in the ordinary, ongoing, and customary course of our operations. Core operating performance excludes items that are non-cash, not expected to recur, or not reflective of ongoing financial results. Management also believes that looking at our core operating performance provides a supplemental way to provide consistency in period to period comparisons. Accordingly, management excludes from non-GAAP the effects of purchase accounting adjustments to certain acquired deferred revenue and acquired capitalized commissions, amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, deferred compensation, restructuring charges, executive transition costs, COVID-19 expenses, and non-GAAP tax adjustments.

(A)Acquired deferred revenue adjustment. Purchase accounting generally requires us to write-down acquired deferred revenue to fair value. Our GAAP revenue includes the fair value impact from purchase accounting for post-contract support and subscriptions contracts assumed in connection with our acquisitions. The non-GAAP adjustment to our revenue is intended to reflect the full amount of such revenue.  We believe this adjustment is useful to investors as a measure of the ongoing performance of our business and facilitates analysis of revenue growth and business trends.

(B)Amortization of acquired capitalized commissions. Purchase accounting generally requires us to eliminate capitalized sales commissions balances as of the acquisition date. Our GAAP sales and marketing expenses generally do not reflect the amortization of these capitalized sales commissions balances. The non-GAAP adjustment to increase our sales and marketing expenses is intended to reflect the full amount of amortization related to such balances as though the acquired companies operated independently in the periods presented.  We believe this adjustment to sales and marketing expenses is useful to investors as a measure of the ongoing performance of our business.
(C)Amortization of purchased intangible assets. Included in our GAAP presentation of cost of sales and operating expenses is amortization of purchased intangible assets. We believe that by excluding the amortization of purchased intangible assets, which primarily represents technology and/or customer relationships already developed, this provides an alternative way for investors to compare our operations pre-acquisition to those post-acquisition and to those of our competitors that have pursued internal growth strategies. However, we note that companies that grow internally will incur costs to develop intangible assets that will be expensed in the period incurred, which may make a direct comparison more difficult.
(D)Acquisition / divestiture items. Included in our GAAP presentation of cost of sales and operating expenses, acquisition costs consist of external and incremental costs resulting directly from merger and acquisition and strategic investment activities such as legal, due diligence, integration, and other closing costs including the acceleration of acquisition stock options and adjustments to the fair value of earn-out liabilities. Included in our GAAP presentation of non-operating expense, net, acquisition/divestiture items includes unusual acquisition, investment, and/or divestiture gains/losses. Although we do numerous acquisitions, the costs that have been excluded from the non-GAAP measures are costs specific to particular acquisitions. These are one-time costs that vary significantly in amount and timing and are not indicative of our core operating performance.
(E)Stock-based compensation / deferred compensation. Included in our GAAP presentation of cost of sales and operating expenses are stock-based compensation consists of expenses for employee stock options and awards and purchase rights under our employee stock purchase plan. Additionally included in our GAAP presentation of cost of sales and operating expenses are income or expense associated with movement in our non-qualified deferred compensation plan liabilities. Changes in non-qualified deferred compensation plan assets, included in non-operating expense, net, offset the income or expense in the plan liabilities. We exclude them from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as they are a non-cash item.

(F)Restructuring charges / executive transition costs. Included in our GAAP presentation of cost of sales and operating expenses, restructuring charges recorded are primarily for employee compensation resulting from reductions in employee headcount in connection with our company restructurings, and lease and building costs. Additionally, included in our GAAP presentation of operating expenses are amounts paid to former Company executives under the terms of the executive severance agreements. We exclude restructuring charges and executive transition costs from our non-GAAP measures because we believe they do not reflect expected future operating expenses, they are not indicative of our core operating performance, and they are not meaningful in comparisons to our past operating performance. We have incurred restructuring expenses in each of the periods presented. However, the amount incurred can vary significantly based on whether a restructuring has occurred in the period and the timing of headcount reductions. Further, we believe that excluding executive transition costs from our non-GAAP results is useful to investors because it allows for period-over-period comparability.
(G)COVID-19 expenses. Included in our GAAP presentation of cost of sales and operating expenses, COVID-19 expenses consist of costs incurred as a direct impact from the COVID-19 virus pandemic, such as cancellation fees of trade shows due to public safety issues, additional costs for disinfecting facilities, and personal protective equipment. We exclude COVID-19 expenses from our non-GAAP measures because we believe they are one-time costs that vary significantly in amount and timing and are not indicative of our core operating performance.
(H)Non-GAAP items tax effected. This amount adjusts the provision for income taxes to reflect the effect of the non-GAAP items (A) - (G) on non-GAAP net income. This amount excludes the GAAP tax rate impact resulting from the non-U.S. intercompany transfer of intellectual property, which is separately disclosed in item (J). We believe this information is useful to investors because it provides for consistent treatment of the excluded items in this non-GAAP presentation.

(I)Difference in GAAP and Non-GAAP tax rate. This amount represents the difference between the GAAP and non-GAAP tax rates applied to the non-GAAP operating income plus the non-GAAP non-operating expense, net. The GAAP tax rate used for this calculation excludes the net deferred tax impacts resulting from the non-U.S. intercompany transfer of intellectual property, which is separately disclosed in item (J). The non-GAAP tax rate excludes charges and benefits such as net deferred tax impacts resulting from a non-U.S. intercompany transfer of intellectual property and significant one-time reserve releases upon statute of limitations expirations. We believe that investors benefit from excluding this amount from our non-GAAP income tax provision because it facilitates a comparison of the non-GAAP tax provision in the current and prior periods.

(J)IP restructuring and tax law change impacts. These amounts represent net deferred tax impacts resulting from a non-U.S. intercompany transfer of intellectual property, consistent with tax law changes, including tax rates changes, and our international business operations. We excluded this because it is not indicative of our core operating performance.
(K)GAAP and non-GAAP tax rate percentages. These percentages are defined as GAAP income tax provision as a percentage of GAAP income before taxes and non-GAAP income tax provision as a percentage of non-GAAP income before taxes. We believe that investors benefit from a presentation of non-GAAP tax rate percentage as a way of facilitating a comparison to non-GAAP tax rates in prior periods.
OTHER KEY METRICS
Annualized Recurring Revenue
In addition to providing non-GAAP financial measures, Trimble provides an ARR performance measure in order to provide investors with a supplementary indicator of the value of the Company's current recurring revenue contracts. ARR represents the estimated annualized value of recurring revenue, including subscription, maintenance and software revenue, and term license contracts for the quarter. ARR is calculated by adding the portion of the contract value of all of our term licenses attributable to the current quarter to our non-GAAP recurring revenue for the current quarter and dividing that sum by the number of days in the quarter and then multiplying that quotient by 365. ARR should be viewed independently of revenue and deferred revenue as it is a performance measure and is not intended to be combined with or to replace either of those items.